Exhibit 99.1

                                 AGENT ADVISORY

CONTACT:    Bart Schlueter, Agency Manager              DATE:      June 15, 2006

PHONE:      608.826.5862


                  PIC WISCONSIN A. M. BEST rating Under Review


PIC WISCONSIN announced today that A.M. Best has placed the company's financial strength rating of A- (Excellent) under review with negative implications. The rating action is related to the filing of an amended 2005 year-end statutory statement.

It is important to keep this action in perspective as the company anticipates merging with ProAssurance this summer, subject to a shareholder vote on July 26, 2006. ProAssurance is aware of the situation. Vic Adamo, President of ProAssurance, stated, "We are confident in the financial security of PIC WISCONSIN and look forward to merging our companies."

"The action is disappointing, but not concerning," stated Dave Maurer, Chief Operating Officer of PIC WISCONSIN. "We remain a strong company and will continue to meet our obligations to policyholders. Our operating philosophy has not changed, nor has our commitment to defending the practice of medicine. We remain committed to maintaining adequate capitalization levels necessary to support our operations. After our anticipated merger with ProAssurance, we believe that we will continue to maintain our A- Excellent rating. When the merger concludes in less than two months, the two companies will have a combined policyholders' surplus of $700 million and unquestioned financial strength."

Should you have any questions about this advisory, please contact Dave Maurer at 608.826.5803.